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                                                                   EXHIBIT 10.10

                 FIRST AMENDMENT TO GENERAL SIGNAL CORPORATION
                           1996 STOCK INCENTIVE PLAN

          The General Signal Corporation 1996 Stock Incentive Plan (the "Plan") is hereby amended, effective as of November 19, 1997, as follows:

          1.  The last paragraph of the subsection entitled "Form of Option" in
Section 5 of the Plan is hereby deleted in its entirety.

          2. The last paragraph of the subsection entitled "Restrictions and Conditions" in Section 6 of the Plan is hereby deleted in its entirety.

          3.  The last paragraph of the subsection entitled "Forfeiture" in
Section 7 of the Plan is hereby deleted in its entirety.

          4. The following Section 8 is hereby added after Section 7 of the Plan, and Sections 8, 9, 10, 11 and 12 are renumbered as Sections 9, 10, 11, 12 and 13, respectively.

     8.  CHANGE OF CONTROL

     (a) Impact of Event. Except as provided in subsection (e) of this Section 8, in the event of a Change of Control:

          (i) Any options outstanding as of the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant, without regard to the second paragraph of the subsection entitled "Option Prices" in Section 5.

          (ii) The restrictions, performance goals and deferral limitations applicable to restricted stock (other than restricted stock credited to an Eligible Director) shall lapse, and such restricted stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

          (iii) All performance shares and performance units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such
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     performance units shall be settled in cash as promptly as is practicable.

     (b) Change of Control Cash-Out. Except as provided in subsection (e) of this Section 8, during the 60-day period from and after a Change of Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an Optionee shall have the right, whether or not the option is fully exercisable and in lieu of the payment of the purchase price for the shares of Common Stock being purchased under the option and by giving notice to the Corporation, to elect (within the Exercise Period) to surrender all or part of the option to the Corporation and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per share of Common Stock on the date of such election shall exceed the purchase price per share of Common Stock under the option (the "Spread") multiplied by the number of shares of Common Stock granted under the option as to which the right granted under this Section 8(b) shall have been exercised; provided, however, that if the Change of Control is within six months of the date of grant of a particular option held by an optionee who is an officer or director of the Corporation and is subject to Section 16(b) of the Exchange Act, such election may not be made by such optionee with respect to such option at any time until the date that is six months and one day after the date of grant of such option. Notwithstanding the foregoing, if any right granted pursuant to Section 8(a)(iii) and this Section 8(b) would make a Change of Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Common Stock or other securities with a fair market value equal to the cash that would otherwise be payable hereunder.

     (c) Definition of Change of Control. For purposes of the Plan, a "Change of Control" shall mean:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Corporation (the "Outstanding Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that

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     for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 8(c); or

          (ii) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

          (iii) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a "Corporate Transaction"), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Person (excluding any employee

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     benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

          (iv) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

     (d) Definition of Change of Control Price. For purposes of the Plan "Change of Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change of Control or (ii) if the Change of Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that (x) in the case of a option which
(A) is held by an optionee who is an officer or director of the Corporation and is subject to Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change of Control, then the Change of Control Price for such option shall be the fair market value of the Common Stock on the date such option is exercised or deemed exercised and (y) in the case of incentive stock options, the Change of Control Price shall be in all cases the fair market value of the Common Stock on the date such incentive stock option is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board of Directors.

     (e) Effectiveness. Notwithstanding anything contained herein to the contrary, a participant shall not have the rights granted under subsections (a) and (b) of this Section 8, and the definition of "Change of Control" contained in Section 8(c) hereof shall not be effective, if, and to the extent that, as a result of giving effect to any such provision, the Corporation

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would be prevented from engaging in a transaction intended to be treated as a pooling of interests for accounting purposes. In addition, the rights granted under subsection (b) hereof shall not apply to incentive stock options (intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended) granted prior to the effective date of this First Amendment.

     5. The Plan is in all other respects ratified and confirmed without amendment.

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